                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                       Proxy Statement Pursuant to Section
                  14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                 EXEGENICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

                  --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                  1)       Amount previously paid:

                           -----------------------------------------------------

                  2)       Form, Schedule or Registration Statement No:

                           -----------------------------------------------------

                  3)       Filing party:

                           -----------------------------------------------------

                  4)       Date Filed:

                           -----------------------------------------------------
                                 eXegenics INC.
                               2110 RESEARCH ROW
                              DALLAS, TEXAS 75235

                                                                  April 15, 2003

Dear Stockholder,

     We cordially invite you to attend our 2003 annual meeting of stockholders to be held at 9:00 a.m. on Monday, May 19, 2003 at 2110 Research Row, Dallas, Texas. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about eXegenics that you should consider when you vote your shares.

     We have prepared this proxy statement in a format that we hope is easy to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. We hope that you like the new format and welcome your comments.

     When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope, or according to the instructions on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

                                          Sincerely,

                                              /s/ RONALD L. GOODE, PH.D.
                                          --------------------------------------
                                                  Ronald L. Goode, Ph.D.
                                                 Chairman, President and
                                                 Chief Executive Officer
                                 eXegenics INC.
                               2110 RESEARCH ROW
                              DALLAS, TEXAS 75235

                                                                  April 15, 2003

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME:        9:00 a.m.

DATE:        May 19, 2003

PLACE:       Our Office (2110 Research Row, Dallas, Texas)

PURPOSES:

     1. To elect six directors to serve one-year terms expiring in 2004.

     2. To ratify the appointment of Ernst & Young LLP as the company's independent public accountants for the fiscal year ending December 31, 2003.

     3. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

     You may vote if you were a record owner of eXegenics stock at the close of business on April 8, 2003.

STOCKHOLDERS' LIST:

     A list of stockholders of record will be available during the 10 days prior to the meeting for examination by shareholders for any purpose germane to the meeting during normal business hours at our offices at the address above. This list will also be available at and for the duration of the meeting on May 19, 2003.

                                          By Order of the Board of Directors

                                                  /s/ DAVID E. RIGGS
                                          --------------------------------------
                                                      David E. Riggs
                                                        Secretary
                                 eXegenics INC.
                               2110 RESEARCH ROW
                              DALLAS, TEXAS 75235
                                 (214) 358-2000

                     PROXY STATEMENT FOR THE EXEGENICS INC.
                      2003 ANNUAL MEETING OF STOCKHOLDERS

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2003 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. In addition, certain of you may be able to vote your shares either via the Internet or by telephone.

     On April 15, 2003 we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned our common stock or series A preferred stock at the close of business on April 8, 2003 are entitled to vote at the annual meeting. On this record date, there were 16,184,486 shares of our common stock outstanding and 910,822 shares of our series A preferred stock outstanding. Our common stock and series A preferred stock are our only classes of voting stock. We are also sending, along with this proxy statement, our 2003 annual report, which includes our financial statements for the fiscal year ended December 31, 2002.

HOW MANY VOTES DO I HAVE?

     Each share of our common stock and series A preferred stock that you own entitles you to one vote.

HOW DO I VOTE?

     You may vote by signing and mailing your proxy card, or according to the instructions on your proxy card.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

     If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

     The Board of Directors recommends that you vote as follows:

     - "FOR" the election of the nominees for director; and

     - "FOR" the ratification of the selection of independent auditors for our fiscal year ending December 31, 2003.

     If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

MAY I REVOKE MY PROXY?

     If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

     - You may send in another proxy at a later date;

     - If telephone or Internet voting instructions are included with your proxy card, you may vote either via the Internet or by telephone at a later date;

     - You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

     - You may vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 8, 2003, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT DIRECTORS      The six nominees for director who receive the
                                 most votes (also known as a "plurality" of the votes) will be elected.

PROPOSAL 2: RATIFY SELECTION
OF AUDITORS                      The affirmative vote of a majority of the votes
                                 present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of independent auditors.

WHAT IS THE EFFECT OF BROKER NON-VOTES, WITHHOLDINGS AND ABSTENTIONS?

     - Broker Non-Votes: If a broker that is a record holder of stock returns a signed proxy, the shares of stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum, whether or not the broker has discretionary authority to vote on each matter. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a "broker non-vote" for that matter. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the auditors for the current fiscal year.

     - Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

     - Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the annual meeting, abstentions will have the same effect as votes against the proposal.

IS VOTING CONFIDENTIAL?

     We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies by mail, telephone, telegram, telex, fax, email and in person. No additional compensation will be paid for such solicitation. We will also ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for an estimated fee of $5,000, plus reasonable out-of-pocket expenses.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

ATTENDING THE ANNUAL MEETING

     The annual meeting will be held at 9:00 a.m. on May 19, 2003 at our office, located at 2110 Research Row, Dallas, Texas 75235. When you arrive at the our office, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

VOTING

     To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet at the Web site address listed on your proxy card, (2) by phone (please see your proxy card for instructions) and (3) by mail, using the paper proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

DISSENTERS' RIGHTS

     Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal on any proposal referred to herein.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

     In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

     If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, such requests should be addressed to the Office of the Secretary, eXegenics Inc., 2110 Research Row, Dallas, TX 75235, and our telephone number at such office is 214-358-2000. You may also contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

     If you do not wish to participate in "householding" and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another eXegenics shareholder and, together, both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

     - If your eXegenics shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, New York 10038, Attention:
       Shareholder Services.

     - If a broker or other nominee holds your eXegenics shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below shows the number of shares of our common stock and series A preferred stock beneficially owned as of March 31, 2003 by the following persons:

     - each stockholder known by us to beneficially own more than 5% of the outstanding shares of either the common stock or series A preferred stock;

     - each current member of the Board of Directors;

     - our President and Chief Executive Officer and each of our next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002, collectively referred to below as our named executive officers; and

     - and all directors and named executive officers as a group.

     To our knowledge and unless otherwise indicated, each person in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person.

     The number of shares beneficially owned by each stockholder is determined under the rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after March 31, 2003 through the exercise of any option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

                                                                    SERIES A PREFERRED
                                              COMMON STOCK                STOCK
                                         -----------------------   --------------------    PERCENT OF
                                                       PERCENT                PERCENT      ALL VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)   NUMBER     OF CLASS(2)   NUMBER   OF CLASS(3)   SECURITIES(4)
---------------------------------------  ---------   -----------   ------   -----------   -------------
Bruce Meyers(5)........................  2,009,010      10.07%     35,433      3.89%          9.80%
Joseph M. Davie, Ph.D(6)...............         --          *         --         --              *
Robert J. Easton(7)....................     70,835          *         --         --              *
Gary E. Frashier(8)....................    256,000       1.28%        --         --           1.23%
Ira J. Gelb(9).........................    177,500          *         --         --              *
Irwin C. Gerson(10)....................    174,500          *         --         --              *
Joan H. Gillett(11)....................     61,000          *         --         --              *
Ronald L. Goode, Ph.D.(12).............    745,030       3.73%        --         --           3.57%
Walter M. Lovenberg, Ph.D(13)..........    178,000          *         --         --              *
David E. Riggs(14).....................     82,200          *
Directors and executive officers as a
  group (9 persons)(15)................  1,745,065       8.75%        --         --           8.37%

---------------

  *  Less than 1%

Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown below.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o eXegenics Inc., 2110 Research Row, Dallas, Texas 75235.

 (2) Calculated on the basis of 16,184,486 shares of common stock outstanding as of March 31, 2003 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of series A preferred stock.

 (3) Calculated on the basis of 910,822 shares of series A preferred stock outstanding.

 (4) Calculated on the basis of an aggregate of 16,184,486 shares of common stock and 910,822 shares of series A preferred stock outstanding as of March 31, 2003, except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating beneficial ownership of securities of the holder of such options or warrants. This calculation excludes shares of common stock issuable upon the conversion of series A preferred stock.

 (5) Mr. Meyers' address is c/o Roan/Meyers Associates, L.P., 45 Broadway, New York, New York 10004. Mr. Meyers is the sole stockholder, officer and director of the corporate general partner of Roan/Meyers Associates, L.P., or RMA (formerly, Janssen-Meyers Associates, L.P.). Mr. Meyers' beneficial ownership consists of 35,800 shares of common stock held by The Meyers Foundation, of which Mr. Meyers has voting control, and the following securities owned by RMA: (i) 1,444,470 shares of common stock, (ii) 33,987 shares of common stock issuable upon the exercise of a currently exercisable unit purchase option and underlying class E warrants granted to RMA for placement agent services in connection with our April 1998 private placement, (iii) 1,510 shares of common stock issuable upon the exercise of
     377.5 unit purchase options and underlying class C and D warrants originally granted to

     RMA for underwriting services in connection with our initial public offering, (iv) 30,563 shares of common stock issuable upon the exercise of currently exercisable class E warrants, (v) 81,529 shares of common stock issuable upon the exercise of a unit purchase option and underlying class E warrants granted to RMA for placement agent services in connection with our April 1998 private placement, (vi) 125,000 shares of common stock issuable upon the exercise of currently exercisable two-year warrants issued in 2001 to RMA, and (vii) 250,000 shares of common stock issuable upon the exercise of currently exercisable five-year warrants issued in 2002 to RMA. Does not include 35,433 shares of common stock issuable upon the conversion of 35,433 shares of series A preferred stock. Except with respect to the warrants issued in 2001 and 2002, this information was obtained from the last Schedule 13D filed by Mr. Meyers, which was filed with the SEC on June 1, 2000.

 (6) Does not include options to purchase 50,000 shares of common stock not exercisable within 60 days of the date hereof.

 (7) Ownership consists of options to purchase 70,835 shares of common stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 54,165 shares of common stock not exercisable within 60 days of the date hereof.

 (8) Ownership consists of options to purchase 256,000 shares of common stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 34,000 shares of common stock not exercisable within 60 days of the date hereof.

 (9) Ownership consists of options to purchase 177,500 shares of common stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 31,500 shares of common stock not exercisable within 60 days of the date hereof.

(10) Ownership consists of 1,000 shares of common stock and options to purchase 173,500 shares of common stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 31,500 shares of common stock not exercisable within 60 days of the date hereof.

(11) Ownership consists of 1,000 shares of common stock and options to purchase 60,000 shares of common stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 10,000 shares of common stock not exercisable within 60 days of the date hereof.

(12) Ownership consists of 111,700 shares of common stock and options to purchase 633,330 shares of common stock that are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 66,670 shares of common stock not exercisable within 60 days of the date hereof.

(13) Ownership consists of 4,500 shares of common stock and options to purchase 173,500 shares of common stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 31,500 shares of common stock not exercisable within 60 days of the date hereof.

(14) Ownership consists of 7,200 shares of common stock and options to purchase 75,000 shares of common stock currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 150,000 shares of common stock not exercisable within 60 days of the date hereof.

(15) Ownership consists of 125,400 shares of common stock and options to purchase an aggregate of 1,619,665 shares of common stock which are currently exercisable or exercisable within 60 days of the date hereof. Does not include options to purchase 459,335 shares of common stock not exercisable within 60 days of the date hereof.

                                   MANAGEMENT

THE BOARD OF DIRECTORS

     Under our Bylaws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until our next annual meeting of stockholders and until their successors have been elected and qualified. On March 10, 2003, our Board of Directors voted to set the size of the Board of Directors at six and to nominate Joseph M. Davie, Robert J. Easton, Ira J. Gelb, Irwin C. Gerson, Ronald L. Goode and Walter M. Lovenberg for election at the Meeting. Mr. Gary E. Frashier, one of our directors since June 1999, has determined not to stand for re-election and accordingly, will not continue as a director after the annual meeting.

     Set forth below are the names of the persons nominated to serve as a director, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

NAME                                   AGE              POSITION WITH THE COMPANY
----                                   ---              -------------------------
Joseph M. Davie......................  63    Director
Robert J. Easton.....................  58    Director
Ira J. Gelb..........................  75    Director
Irwin C. Gerson......................  73    Director
Ronald L. Goode......................  59    President, Chief Executive Officer, Chairman of
                                             the Board and Director
Walter M. Lovenberg..................  66    Director

     The following information is furnished as to each nominee for election as a director and each of the current directors:

     Joseph M. Davie, M.D., Ph.D., was elected a director in 2003. He has held key management positions at Biogen (Vice President and then Senior Vice President of Research 1993-2000), and G.D. Searle (Senior Vice President of Research, 1987-1989; President of Research and Development, 1987-1992, Corporate Senior Vice President of Science and Technology, 1993). Prior to that, he was a professor at Washington University School of Medicine, St. Louis, first as Associate Professor of Pathology (1972-1975), then as Professor and Head of the Department of Microbiology and Immunology (1975-1987). His training includes a Ph.D. from Indiana University (1966), an M.D. from Washington University (1968), internship and residency training in pathology from Barnes Hospital, St. Louis, and the National Cancer Institute, Bethesda, MD, and post-doctoral training at Washington University and the National Institutes of Health. He has served on a variety of advisory panels and councils and was elected to the Institute of Medicine in 1987. He currently serves on the boards of one Nasdaq-listed company, Targeted Genetics Corporation, and several private companies.

     Robert J. Easton was elected to the Board of Directors in December 2000. Mr. Easton is Chairman of Easton Associates LLC. Prior to this latest venture, he spent 19 years as a management consultant, most recently as Managing Director with IBM Healthcare Consulting ("IBM"). Prior to IBM, Mr. Easton served as President of the Wilkerson Group, also a health care consulting concern. Mr. Easton has executed proprietary studies in a wide variety of medical products and service fields. His areas of expertise include pharmaceuticals, biotechnology and in vitro diagnostics. Mr. Easton is a frequent speaker for medical industry and investment groups in the U.S. and Europe. He is a director of CollaGenex Pharmaceuticals and Cepheid, Inc., Nasdaq-listed companies and one private company, the former President of the Biomedical Marketing Association, and Special Limited Partner of Advanced Technology Ventures. Mr. Easton received an M.B.A. from Harvard Graduate School of Business Administration and undergraduate degrees in Chemical Engineering from Rice University.

     Ira J. Gelb, M.D., has been a director of the Company since April 1994. Dr. Gelb received his M.D. from New York University School of Medicine in 1951. After finishing his training in cardiology at the Mount Sinai

Hospital in New York City in 1957, Dr. Gelb continued his association with that institution until his retirement from private practice in 1992. During this period, he was appointed Attending Cardiologist and Associate Clinical Professor at the Mount Sinai School of Medicine. Other appointments included Adjunct Associate Clinical Professor of Cardiology at Cornell Medical School, Adjunct Clinical Professor of Cardiology at New York Medical College, Cardiology Consultant at Lawrence Hospital in Bronxville, New York and United Hospital, Portchester, New York. Dr. Gelb is a former President of the American Heart Association, Westchester-Putnam Chapter, and was a Senior Assistant Editor with the American Journal of Cardiology from 1968 to 1983, when he became a founding editor of the Journal of the American College of Cardiology ("JACC"). Dr. Gelb continued as a Senior Assistant Editor of JACC until his retirement in 1992. Since that time, he has served on the boards of various pharmaceutical companies. He was appointed Adjunct Clinical Professor of Medicine at the Mount Sinai School of Medicine in 2002 where he had been an Honorary Lecturer since 1992. Dr. Gelb has also served as the Clinical Coordinator of Biomedical Programs and Professor of Chemistry & Biochemistry at Florida Atlantic University ("FAU") since 1998, an Adjunct Professor and a member of FAU's Foundation Board since October 1996 and of FAU's Steering Committee since 1997. Dr. Gelb has served as a member of the Board of Directors of the American Heart Association, Boca Raton Division, since December 1996 and was appointed President in June 1999 for a two-year term. In 1998, Boca Raton Community Hospital added Dr. Gelb as a member to its Foundation Board. In November 1998, Dr Gelb was appointed Voluntary Professor of Medicine at the University of Miami School of Medicine. At present he is Director of Clinical Programs and Clinical Professor, Biomedical Science, Charles E. Schmidt College of Science, Florida Atlantic University. He was appointed to the advisory board of Cleveland Clinic, Florida in 1999.

     Irwin C. Gerson has been a director of the Company since March 1995. From 1995 until December 1998, Mr. Gerson served as Chairman of Lowe McAdams Healthcare, a division of the Interpublic Group, and prior thereto had been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical marketing and communications to healthcare professionals. In February 2000, he was inducted into the Medical Advertising Hall of Fame. Mr. Gerson has a B.S. in Pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. He is a director of Andrx Corporation, a Nasdaq listed public company, and ENZO Biochem, an NYSE listed company. In 1992, Mr. Gerson received an honorary Doctor of Humane Letters from the Albany College of Pharmacy and in 2001, an honorary Doctor of Human Letters from Long Island University. Mr. Gerson served as a Trustee of Long Island University, Chairman of The Council of Overseers -- Arnold and Marie Schwartz College of Pharmacy, member of the Board of Trustees of the Albany College of Pharmacy and, from 1967 through 1974, was a lecturer on sales management and pharmaceutical marketing at the Columbia College of Pharmacy. He is currently Vice-President of the Lifetime Learning Society of Florida Atlantic University. Mr. Gerson also has served as a Member of the Board of Governors, American Association of Advertising Agencies, a Director and Chairman of Business Publications Audit, a Director of the Connecticut Grand Opera, and a Director of the Stamford Chamber Orchestra. Mr. Gerson previously served as a director of the foundation of Pharmacists and Corporate Americans for AIDS Education, the Pharmaceutical Advertising Council, the Nutrition Research Foundation and as a Trustee of the Chemotherapy Foundation.

     Ronald L. Goode, Ph.D., was named President and Chief Executive Officer and elected to the Board of Directors on March 21, 2001. On December 9, 2002, Dr. Goode was elected as Chairman of the Board of Directors. Dr. Goode has held key management positions at G.D. Searle & Co. (Corporate Senior Vice President and President of Asia/Pacific World Area from 1995 to 1997, President of Searle International from 1991 to 1995, and Senior Vice President of Commercial Development from 1986 to 1989) and before that at Pfizer Pharmaceuticals (Vice President of Clinical Research and Scientific Affairs from 1985 to 1986 and Director of Marketing Research in 1980). He has an extensive record of success in business development, having been responsible for many of Searle's acquisitions, including DayPro(R), which became Searle's largest selling drug. Dr. Goode has supervised clinical development programs that led to the filing of over a dozen New Drug Approval applications, including Procardia XL(R) and Ambien(R). From 1997 to 1999, Dr. Goode was President and CEO of Unimed Pharmaceuticals, Inc., positioning the company for sale to Solvay Et Cie, the Belgium-based conglomerate. He formed the consulting company Pharma-Links in 1999 with the mission of being the "link" between pharmaceutical companies to help them create alliances, form joint ventures and effect various transactions. In 2000, Dr. Goode and his wife spent a sabbatical with his "charity of choice", Mercy Ships. Dr. Goode also serves on the Board of Directors of Vitro Diagnostics and several not-for-profit organizations. Dr. Goode received his Ph.D. in Microbiology from the University of Georgia.

     Walter M. Lovenberg, Ph.D., has been one of our directors since August 1995. From 1989 to 1993, Dr. Lovenberg served as Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. Dr. Lovenberg also served as the President of the Marion Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Prior to joining Marion Merrell Dow in 1958, Dr. Lovenberg was a Senior Scientist and Chief of Biochemical Pharmacology at the National Institutes of Health. Dr. Lovenberg has served as President of Lovenberg Associates, Inc. since 1993. From 1997 to 2000, Dr. Lovenberg served as Chief Executive Officer of Helicon Therapeutics Inc., a private company. Dr. Lovenberg currently serves as a director of the following public companies: OSI Pharmaceuticals, Inc., and Inflazyme, Inc. Dr. Lovenberg serves on the Scientific Advisory Board of Guilford Pharmaceuticals, Inc., a Nasdaq listed company. Dr. Lovenberg is also a director of several private biotechnology companies including Helicon Therapeutics, Inc., Proquest Pharmaceuticals, Inc., and Merrimack Pharmaceuticals, Inc. Dr. Lovenberg received a Ph.D. in Biochemistry from George Washington University in 1962, and prior to that, a B.S. in Biochemistry and a M.S. in Agriculture from Rutgers University. Dr. Lovenberg, who serves as Executive Editor of Analytical Biochemistry, is a consulting editor to several other scientific journals. Dr. Lovenberg has been the recipient of many awards, including a Fulbright-Hays Senior Scholar Award and a Public Health Service Superior Service Award. Dr. Lovenberg is a member of the American College of Neuropsychopharmacology, the American Society of Neurochemistry and the American Society of Biochemistry and Molecular Biology.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Committee Structure: During fiscal 2002, our Board had three permanent committees (Audit Committee, Compensation and Organization Committee and Nominating Committee) and one ad hoc committee (Business Development Task Force). Subsequent to the enactment of the Sarbanes-Oxley Act of 2002, our Board determined it to be in the best interest of our shareholders to begin reorganizing the Board's committee structure in anticipation of implementation of provisions of Sarbanes-Oxley that will address said committees. It is anticipated that effective immediately after the Annual Meeting, the Board's committee structure will be reorganized such that the Compensation and Organization Committee and the Nominating Committee will be eliminated and replaced, respectively, with a new Compensation Committee and a Nominating and Governance Committee. The Audit Committee and the Business Development Task Force were unaffected by this reorganization.

     Meeting Attendance. During the fiscal year ended December 31, 2002, there were 14 meetings of our Board of Directors, and the various committees of the Board met a total of 13 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2002.

     Audit Committee. Our Audit Committee met five times during fiscal 2002. This committee has three members, Irwin C. Gerson (Chairman), Ira J. Gelb and Walter Lovenberg. Our Audit Committee reviews the engagement of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. Mr. Gerson, Dr. Lovenberg and Dr. Gelb are "independent" as defined by current National Association of Securities Dealers' listing standards. The Board of Directors has adopted and amended a written charter for the Audit Committee, which is attached hereto as Appendix A. The report of the Audit Committee is set forth elsewhere in this proxy statement.

     Compensation and Organization Committee. Our Compensation and Organization Committee met three times during fiscal 2002, and had three members: Gary E. Frashier (Chairman), Robert J. Easton and Irwin C. Gerson. The Compensation and Organization Committee reviews, approves and makes recommenda-tions regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Please see the report of the Compensation Committee set forth elsewhere in this proxy statement. The Board anticipates that immediately following the Annual Meeting, a new Compensation Committee will replace the existing Compensation and Organization Committee.

     Nominating Committee. During the last fiscal year, we had a Nominating Committee, which consisted of Gary E. Frashier (Chairman), Ira J. Gelb and Walter Lovenberg. The Committee held no meetings during fiscal 2002. The committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. Immediately following the Annual Meeting, the Board expects the Nominating Committee to be replaced by a Nominating and Governance Committee. Our Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by notice in writing, received by our Secretary at least 55 days prior to the anniversary date of the date in the prior year on which we first mailed our proxy materials for the prior year's annual meeting of shareholders, but not earlier than 75 days prior to that date. Each notice of nomination by a shareholder must set forth (i) such information relating to a nominee that is required by Regulation 14A under the Securities Exchange Act of 1934, (ii) the nominee's written consent to being named as a nominee and to serving as a director, if elected, (iii) the name, address and eXegenics stock ownership information of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, and (iv) whether such stockholder or beneficial owner intends to deliver proxy materials to a sufficient number of stockholders required to elect such nominee.

     Compensation Committee Interlocks and Insider Participation. None of the members of our current Compensation Committee serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Please see the section entitled "Certain Relationships and Related Transactions" set forth elsewhere in this proxy statement for a description of transactions between us and Messrs. Gary E. Frashier and Robert J. Easton.

     Business Development Task Force. Our Business Development Task Force met five times during fiscal 2002. The committee has five members, Ronald L. Goode, Gary E. Frashier, Robert J. Easton, Walter Lovenberg and Ira J. Gelb. This committee reviews potential business alliances.

COMPENSATION OF DIRECTORS

     In December, 2002, the Directors agreed to a reduction of approximately 33% in their compensation for the monthly service fee and the meeting fees, from $1,500 a month to $1,000. We currently pay each non-employee director a monthly fee of $1,000 for service as a director, plus $1,000 for each day of a Board of Directors meeting attended, $1,000 for each Board of Directors conference call meeting in which he participated, $750 for each committee meeting attended and $750 for each committee conference call meeting in which he participated. We reimburse directors for all expenses incurred for attending our Board of Director meetings and committee meetings.

     Directors are eligible to participate in our Amended and Restated 2000 Stock Option Plan, or the Plan. The Board of Directors previously approved an option grant schedule for non-employee directors that provides for an option to purchase 50,000 shares of our common stock upon first joining the Board and then annual grants to be awarded at the beginning of each calendar year as follows: an option to purchase 25,000 shares of our common stock until a total of 150,000 options is reached, an option to purchase 15,000 shares of our common stock until a total of 200,000 options is reached, and then an option to purchase 10,000 shares of our common stock every year thereafter. The initial grant of an option to purchase 50,000 shares of our common stock has an exercise price equivalent to the fair market value of our common stock on the date of issuance, while each annual option grant has an exercise price equivalent to the fair market value of our common stock on the second Friday of January of the year in which it was granted. In addition, directors are eligible to receive other periodic grants of options from time to time under the Plan. Options granted under the Plan to non-employee directors are immediately exercisable on the date of grant. Options to purchase a total of 90,000 shares were granted under this formula during fiscal 2002 to Robert J. Easton, Gary E. Frashier, Ira J. Gelb, Irwin C. Gerson and Walter M. Lovenberg. Options granted during fiscal 2002 to Arthur P. Bollon and Ronald L. Goode, Ph.D. are reported under "Executive Compensation -- Option Grants in Last Fiscal Year" set forth elsewhere in this proxy statement.

     We paid Easton Associates L.L.C., of which Robert J. Easton, one of our directors, is the Chairman, $62,500 during fiscal 2002 for consulting services for strategy and market planning services. This payment is in addition to the remuneration Mr. Easton receives as a director.

     Gary E. Frashier is also employed as a consultant by us in addition to his responsibilities as a director. Mr. Frashier's total remuneration for consulting services during fiscal 2002 was $67,500. This payment is in addition to the remuneration Mr. Frashier received as a director. The agreement continues until terminated by either party. Mr. Frashier is not a candidate for re-election as a Director.

EXECUTIVE OFFICERS

     Joan H. Gillett, age 53, our Vice President and Controller, and David E. Riggs, age 51, our Vice President, Chief Business Officer and Chief Financial Officer, are presently our only executive officers who are not also directors.

     Joan H. Gillett, CPA joined us in October 2000 as Vice President, Controller and Principal Accounting Officer. From 1997 to August 2000, Ms. Gillett served as the Chief Financial Officer for International Isotopes Inc., a publicly held radiopharmaceutical development and manufacturing company, where she was responsible for all accounting, financial reporting, and investment activities. From 1986 to 1996, she held various positions for Life Savings Bank in Austin, Texas. Those positions included Director, Chief Financial Officer and President. Ms. Gillett has tendered her resignation as Vice President, Controller and Principal Accounting Officer effective April 30, 2003.

     David E. Riggs joined us in March 2003 as Vice President, Chief Business Officer and Chief Financial Officer. Mr. Riggs most recently was Founder and President of EMLIN Bioscience. From 2000 to 2001 he was Senior Vice President and Chief Financial Officer of Celera Genomics Group (previously Axys Pharmaceuticals, Inc. -- Nasdaq: AXPH). From 1992 to 2000 he was with Unimed Pharmaceuticals, Inc. (previously Nasdaq: UMED) where he was Senior Vice President of Business Operations and prior to that, Chief Financial Officer and Secretary. Mr. Riggs also served as Chief Financial Officer of NeoPharm, Inc. (Nasdaq: NEOL) and VideoCart, Inc. (formerly Nasdaq: VCRT). He has held financial management positions at Fujisawa Healthcare, Inc. and GATX Corporation. He is a certified public accountant having earned a B.S. from the University of Illinois and an M.B.A. from DePaul University.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of our other most highly compensated executive officers who were employed by us at the end of fiscal 2002 for services rendered to us in all capacities during the three fiscal years ended December 31, 2000, 2001 and 2002, and who earned in excess of $100,000 for services rendered to us during fiscal 2002.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                     ANNUAL COMPENSATION              ------------
                                          -----------------------------------------    SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR    SALARY     BONUS     COMPENSATION    OPTIONS(#)
---------------------------               ----   --------   --------   ------------   ------------
Ronald L. Goode, Ph.D...................  2002   $373,333         --     $12,000(2)     300,000
  President, CEO, Chairman                2001   $275,512   $105,000     $81,312(1)     400,000
  and Director                            2000         --         --          --             --
Arthur P. Bollon, Ph.D..................  2002   $250,000         --     $ 6,000(2)      25,000
  Former Executive Vice President         2001   $254,487   $ 25,000     $ 6,038(2)     100,000
  and Director(3)                         2000   $220,769         --     $ 6,000(2)      75,000
Joan H. Gillett.........................  2002   $141,500         --     $ 6,000(2)      35,000
  Vice President                          2001   $133,667   $ 14,000     $ 4,884(2)          --
  and Controller(4)                       2000   $ 24,000         --          --         35,000
Robert J. Rousseau, Ph.D................  2002   $151,667         --     $ 6,000(2)      15,000
  Former Vice President of Business       2001   $111,873         --     $27,668(6)      50,000
  Development and Licensing(5)            2000         --         --          --             --

---------------

(1) Other annual compensation for Dr. Goode during fiscal 2001 consisted of $70,812 toward relocation expenses and $10,500 toward car expenses.

(2) Other annual compensation for these named executive officers consisted of a car allowance.

(3) Dr. Bollon served as our Executive Vice President and a Director until his resignation on January 10, 2003.

(4) Ms. Gillett has tendered her resignation as Vice President, Controller and Principal Accounting Officer effective April 30, 2003.

(5) Dr. Rousseau served as our Vice President of Business Development and Licensing until his resignation on January 31, 2003.

(6) Other annual compensation for Dr. Rousseau for fiscal 2001 consisted of $22,691 toward relocation expenses and $4,977 toward car expenses.

OPTION GRANTS IN OUR LAST FISCAL YEAR

     The following table shows grants of stock options that we made during the fiscal year ended December 31, 2002 to each of our executive officers named in the Summary Compensation Table, above.

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------      POTENTIAL REALIZABLE
                         NUMBER OF                                                VALUE AT ASSUMED ANNUAL
                         SECURITIES    % OF TOTAL                                  RATES OF STOCK PRICE
                         UNDERLYING     OPTIONS                                   APPRECIATION FOR OPTION
                          OPTIONS      GRANTED TO    EXERCISE OR                          TERM(5)
                          GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION     -----------------------
NAME                        (#)       FISCAL YEAR     ($/SHARE)       DATE            5%          10%
----                     ----------   ------------   -----------   ----------     ----------   ----------
Ronald L. Goode,
  Ph.D.(1).............   300,000        52.49          $1.00      12/09/2012(*)   $189,297     $479,716
Arthur P. Bollon,
  Ph.D.(2).............    25,000         4.37          $1.77        3/3/2012      $ 27,829     $ 70,523
Joan Gillett(3)........    35,000         6.12          $1.07      12/09/2012(*)   $ 23,489     $ 59,526
Robert J. Rousseau,
  Ph.D.(4).............    15,000         2.62          $1.77        3/3/2012      $ 16,697     $ 42,314

---------------

(1)(*) The options are non-qualified stock options, granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. Options to purchase 100,000 shares of Common Stock, at an exercise price of $1.93 per share, vest annually in three equal installments commencing one year from the date of grant, which was March 4, 2002, and expire on March 3, 2012. Options to purchase 200,000 shares of Common Stock, at an exercise price of $0.54 per share, vested at the time of the grant and expire on December 9, 2012.

(2) The options are non-qualified stock options, granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. Options to purchase 25,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant.

(3)(*) The options are non-qualified stock options, granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. Options to purchase 15,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant, which was March 4, 2002, and expire on March 3, 2012. Options to purchase 20,000 shares of Common Stock, at an exercise price of $0.54 per share, vested at the time of the grant and expire on December 9, 2012.

(4) The options are non-qualified stock options, granted pursuant to the Company's Amended and Restated 2000 Stock Option Plan. Options to purchase 15,000 shares of Common Stock, at an exercise price of $1.77 per share, vest annually in three equal installments commencing one year from the date of grant.

(5) In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder's continued employment with us through the option exercise period, and the date on which the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2002. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2002. The value of the unexercised in-the-money options at fiscal year end is based on a value of $0.35 per share, the closing price of our stock on the Nasdaq SmallCap

Market on December 31, 2002 (the last trading day prior to the fiscal year end), less the per share exercise price.

                                                        NUMBER OF SECURITIES        VALUE OF THE UNEXERCISED
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                           SHARES                    OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Ronald L. Goode,
  Ph.D.................       --           $0          600,000        100,000          $0             $0
Arthur P. Bollon,
  Ph.D.................       --           $0          495,000         75,000          $0             $0
Joan H. Gillett........       --           $0           55,000         15,000          $0             $0
Robert J. Rousseau,
  Ph.D.................       --           $0           25,000         40,000          $0             $0

---------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Ronald L. Goode, Ph.D. entered into an employment agreement with us on March 21, 2001 to serve as our President and Chief Executive Officer until March 20, 2004. The employment agreement provides for the payment to Dr. Goode of a base salary of $375,000 per year with an annual bonus payment of up to 60% of Dr. Goode's base salary, at the discretion of the Board of Directors. On December 9, 2002, Dr. Goode's base salary was increased to $405,000 and he was awarded a bonus, payable in January 2003, of $105,000. The employment agreement provides that in the event Dr. Goode's employment is terminated by us without cause, Dr. Goode terminates his employment for good reason, or upon a change of control, Dr. Goode shall receive severance payments of equal monthly installments at the base rate until the expiration of 18 months following the date of termination, if such date is after March 21, 2003. Dr. Goode also receives a car expense allowance of $1,000 per month under the employment agreement. The employment agreement contains a two-year post-termination non-compete, non-solicitation and non-disclosure agreement.

     Arthur P. Bollon, Ph.D. was employed by us under an employment agreement that provided for payment of his salary through November 6, 2003, which was automatically renewable absent notice from us of our intent not to renew; Dr. Bollon and we mutually agreed as to the termination of his employment on January 10, 2003. The employment agreement provided for the payment to Dr. Bollon of a base salary of $250,000 per year. In addition, in the event Dr. Bollon was terminated without cause or due to a disability, the employment agreement provided that Dr. Bollon would have received severance payments of equal monthly installments at his base rate until the expiration of the term. Dr. Bollon also received a car expense allowance of approximately $600 per month under the employment agreement. The employment agreement contained a one year post-termination non-compete and non-solicitation agreement.

     David E. Riggs, entered into an employment agreement with us on March 10, 2003 to serve as our Vice President, Chief Business Officer and Chief Financial Officer until March 9, 2006, to be automatically renewed for additional one-year periods, unless sooner terminated. The employment agreement provides for the payment to Mr. Riggs of a base salary of $235,000 per year with an annual bonus payment of up to 30% of Mr. Riggs's base salary, at the discretion of the Board of Directors. The employment agreement provides that in the event Mr. Riggs's employment is terminated by us without cause or by Mr. Riggs for good reason, Mr. Riggs shall receive severance payments of equal monthly installments at the then current base rate until either (i) the expiration of 12 months following the date of termination, if such date is prior to March 10, 2004, (ii) the expiration of nine months following the date of termination, if such date is before March 10, 2005, (iii) the expiration of six months following the date of termination, if such date is before March 9, 2006, or (iv) the expiration of six months following the date of termination, if such date is during a renewal period. The employment agreement contains a one-year post-termination non-compete, non-solicitation and non-disclosure agreement.

PERFORMANCE GRAPH

     The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1997 and ending on December 31, 2002 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market our peer group(1) during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                              AMONG eXegenics INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------------
                                       1997         1998         1999         2000         2001         2002
----------------------------------------------------------------------------------------------------------------
 EXEGENICS INC....................   $100.00      $100.00      $109.09      $107.27      $ 48.44      $  5.09
 NASDAQ Market Index..............   $100.00      $141.04      $248.76      $156.35      $124.64      $ 86.94
 SIC Code Index...................   $100.00      $141.84      $127.61      $168.73      $143.84      $112.26

(1) Our "peer group" consists of companies with an SIC Code of 2834 (Pharmaceutical Preparations).

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock option plans. This committee is composed of Gary E. Frashier, Robert J. Easton, Joseph M. Davie and Irwin C. Gerson, none of whom is an employee of ours. This report addresses the compensation policies for the fiscal year ended December 31, 2002 as they affected Ronald L. Goode, Ph.D., in his capacity as President and Chief Executive Officer, and our other executive officers.

     The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

     The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward officers who contribute to the long-term success of the Company. The Company's compensation program for officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its officers competitively in order to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

     During the last fiscal year, the compensation of officers consisted principally of salary. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance.

     In consideration for his services as the Company's President and Chief Executive Officer for the fiscal year ended December 31, 2002, Dr. Ronald L. Goode received compensation consisting of a salary of $373,333, a bonus of $105,000 payable in January 2003, $12,000 for a car allowance, and stock options to purchase 300,000 shares of the Company's common stock at a weighted average exercise price of $1.00 per share. As the Company's President and Chief Executive Officer, Dr. Goode's scientific expertise, managerial efforts, ingenuity and leadership are a vital factor to the Company's future success. During fiscal 2002, Dr. Goode was instrumental in the Company's efforts to install systematic approaches to all Company processes, including R&D, to develop a new business strategy and to explore potential merger candidates. The Compensation Committee believes Dr. Goode has managed the Company exceptionally well in a challenging business climate and has continued to move the Company toward its long-term objectives. Dr. Goode's compensation is consistent with the range of salary levels received by his counterparts at comparable companies.

                                          The Compensation and Organization
                                          Committee:

                                          Gary E. Frashier
                                          Robert J. Easton
                                          Irwin C. Gerson

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq SmallCap Market, has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee's role and responsibilities are set forth in a charter adopted by the Board. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2002, the Audit Committee took the following actions:

     - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and Ernst & Young LLP, our independent auditors;

     - Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

                                          The Audit Committee:

                                          Irwin Gerson
                                          Walter M. Lovenberg
                                          Ira J. Gelb

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that two reports filed by Ronald L. Goode each covering one stock option grant were filed late and two reports, each covering one stock option grant, were not timely filed by Joan Gillett. Reports, each covering one stock option grant, were also filed late by Arthur P. Bollon, Robert J. Easton, Gary M. Frashier, Ira J. Gelb, Irwin C. Gerson, and Walter M. Lovenberg. Robert J. Rousseau has not filed one report covering one stock option grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EASTON ASSOCIATES L.L.C.

     In December 2000, we entered into an agreement with Easton Associates L.L.C. for strategy and market planning services. Under this agreement, Easton Associates was paid $62,500 for services rendered in 2002. Mr. Easton, one of our directors, is the chairman of Easton Associates.

GARY E. FRASHIER

     In December 2000, we entered into an agreement with Gary E. Frashier, chairman of our Board of Directors, for consulting services. Mr. Frashier was paid $67,500 for his consulting services during fiscal 2002.

RONALD L. GOODE, PH.D.

     In May 2001, we sold 100,000 shares of common stock to our president and chief executive officer, Ronald L. Goode, Ph.D., for a purchase price of $3.25 per share, the fair market value at the time of the transaction. Dr. Goode paid the purchase price of $325,000 with $25,000 in cash and $300,000 by issuing a five-year promissory note to us bearing interest at a rate of 4.71% per annum, payable semi-annually. To date, Dr. Goode is current on all loan payments and has made $22,325 in interest payments as of December 31, 2002.

ROAN/MEYERS ASSOCIATES, L.P.

     On August 13, 2002 we entered into an agreement with Roan/Meyers Associates, L.P. for financial advisory services. Pursuant to the terms of this agreement, we paid Roan/Meyers Associates a retainer of $50,000 and must pay them $6,500 per month through July 2003. In addition, we issued them warrants to purchase 125,000 shares of our common stock at a purchase price of $1.00 per share, with an expiration date of August 13, 2007, and additional warrants to purchase 125,000 shares of our common stock at a purchase price of $0.55 per share, with an expiration date of August 13, 2007. Roan/Meyers Associates is also entitled to reimbursement for reasonable out-of-pocket expenses.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     On March 10, 2003 the Board of Directors nominated Joseph M. Davie, Robert
J. Easton, Ira J. Gelb, Irwin C. Gerson, Ronald L. Goode and Walter M. Lovenberg for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2004 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Joseph M. Davie, Robert J. Easton, Ira J. Gelb, Irwin C. Gerson, Ronald L. Goode and Walter M. Lovenberg. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

     The approval by a plurality of votes cast is required for the election of directors; therefore, the six nominees receiving the most votes will be elected.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JOSEPH M. DAVIE, ROBERT
J. EASTON, IRA J. GELB, IRWIN C. GERSON, RONALD L. GOODE AND WALTER M. LOVENBERG AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 2:

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2003. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2002. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2002, and December 31, 2001, and fees billed for other services rendered by Eisner LLP during those periods. Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

                                                                2001        2002
                                                              ---------   --------
Audit fees(1)...............................................  $  88,000   $ 95,000
Audit related fees(2).......................................     49,000    131,000
Tax fees(3).................................................     10,000     10,000
Total.......................................................  $ 147,000   $236,000

---------------

(1) Audit fees consisted of audit work performed in the preparation and review of our annual financial statements and review of financial statements included in our quarterly reports filed with the Securities and Exchange Commission (SEC), as well as work generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards. Audit fees were $88,000 and $95,000 for the fiscal years ended December 31, 2001 and 2002, respectively.

(2) Audit related fees consisted principally of $49,000 and $131,000 for due diligence for the fiscal years ended December 31, 2001 and 2002, respectively.

(3) Tax fees consisted principally of $10,000 for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2001 and 2002, respectively.

     In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent public accountants, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2004, stockholder proposals must have been received not later than February 18, 2004 nor earlier than January 29, 2004. Proposals received after February 18, 2004 will not be voted on at the 2004 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, eXegenics Inc., 2110 Research Row, Dallas, Texas 75235.

     OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SEC, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.EXEGENICSINC.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO SECRETARY, EXEGENICS INC., 2110 RESEARCH ROW, DALLAS, TEXAS 75235.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By Order of the Board of Directors

                                                  /s/ RONALD L. GOODE
                                          --------------------------------------
                                                     Ronald L. Goode
                                          Chairman, Chief Executive Officer and
                                                        President

April 15, 2003

                                   APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee Charter, as approved by the Board of Directors on March 9, 2003 and as set forth herein, amends and restates the Audit Committee Charter previously adopted on March 4, 2002.

     The members of the Audit Committee shall be appointed by the Board of Directors to provide an avenue of communication among the independent auditors, management and the Board of Directors and to assist the Board in monitoring (i) the integrity of the Company's financial reporting process including its internal controls regarding financial reporting, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's external auditors.

     The Audit Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles, and internal controls. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representation made by management of the independent auditor as to any information technology services of the type describes in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditor to the Company.

     The number of members of the Audit Committee and their independence and experience requirements shall meet the National Association of Securities Dealers, Inc. ("NASD") requirements.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

          4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          5. Review with management and the independent auditor the Company's quarterly statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

          6. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          7. Review major changes to the Company's accounting principles and practices taking into consideration the views of the independent auditor, internal auditors or management.

          8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

          10. Approve the fees paid to the independent auditor.

          11. Approve the retention of the independent auditor for any non-audit service and the fee for such service.

          12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to assure the independence of the auditor.

          13. Evaluate the performance of the independent auditor and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who are engaged on the Company's account.

          15. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

          16. Review the appointment and replacement of the senior internal auditing executive.

          17. Review the significant reports to management prepared by the internal auditing department and management's responses.

          18. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          19. Obtain from the independent auditor an understanding of whether there are any indications that Section 10A of the Private Securities Litigation Reform Act of 1995 is applicable and consult counsel if necessary.

          20. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          21. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

          22. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             a. A discussion of any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to require information, and any disagreements with management.

             b. Any changes required in the planned scope of the internal audit.

             c. The internal audit department responsibilities, budget and staffing.

          23. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          24. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

          25. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          26. Meet at least quarterly with the Company's principal accounting officer and the independent auditor and annually in separate executive sessions.

          27. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites.

          28. Annually review director and officer related party transactions and potential conflicts of interest.

          29. Perform any other activities consistent with this Charter, as the Audit Committee or Board deems necessary or appropriate.

                                 eXegenics INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of eXegenics Inc. (the "Company") hereby constitutes and appoints Ronald L. Goode, Ph.D., and David E. Riggs, and each of them, his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 2110 Research Row, Dallas, Texas at 9:00 a.m. on May 19, 2003 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of 2003 Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                                           eXegenics INC.

                                                            MAY 19, 2003

                                                     PLEASE DATE, SIGN AND MAIL
                                                       YOUR PROXY CARD IN THE
                                                      ENVELOPE PROVIDED AS SOON
                                                            AS POSSIBLE.




                                         o Please detach and mail in the envelope provided.o

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


1.To elect a Board of Directors for the ensuing year:

                                                                                                             FOR   AGAINST  ABSTAIN
[ ] FOR ALL NOMINEES                         NOMINEES:             2. To ratify the appointment of Ernst &   [ ]     [ ]      [ ]
[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES      o Joseph M. Davie        Young LLP as the independent auditors
[ ] FOR ALL EXCEPT (See instructions below)  o Robert J. Easton       and public accountants for the
                                             o Ira J. Gelb            Company for the fiscal year ending
                                             o Irwin C. Gerson        December 31, 2003.
                                             o Ronald L. Goode
                                             o Walter M. Lovenberg    In their discretion, the proxies are authorized to vote
                                                                      upon such other matters as may properly come before the
INSTRUCTION: To withhold authority to vote                            meeting or any adjournments thereof. If you wish to
for any individual nominee(s), mark                                   vote in accordance with the Board of Directors'
"FOR ALL EXCEPT" and fill in the circle                               recommendations, just sign below. You need not mark any
next to each nominee you wish to                                      boxes.
withhold, as shown here:
                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                     MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                     ALL PROPOSALS.

                                                                     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                                                                     PROPOSALS 1 AND 2.

                                                                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN THIS
                                                                     PROXY IMMEDIATELY IN THE ENCLOSED STAMPED SELF-ADDRESSED
                                                                     ENVELOPE.


To change the address on your account, please check the box
at right and indicate your new address in the address space    [ ]
above. Please note that changes to the registered
name(s) on the account may not be submitted via this method.


Signature of Shareholder                          Date:            Signature of Shareholder                     Date:
                        ------------------------       -----------                         --------------------      ------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
         If signer is a partnership, please sign in partnership name by authorized person.